SECURITIES & EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 9, 2000
                                                 ------------


                            HOMEGOLD FINANCIAL, INC.
                            ------------------------
                            (Exact Name of Registrant
                          as Specified in its Charter)

                                 South Carolina
                                 --------------
                          (State of Other Jurisdiction
                                of Incorporation)

      00 0-08909                                          57-0513287
----------------------------                ------------------------------------
(Commission File Number)                      (IRS Employer Identification No.)


           3901 Pelham Road, Greenville, South Carolina                 29615
          --------------------------------------------------------------------
            (Address of Principal Executive Offices)                 (Zip Code)

                                 (864) 289-5400
                                 --------------
                         (Registrant's Telephone Number
                              Including Area Code)

                                 Not Applicable
                                 --------------
                         (Former Name or Former Address,
                          if Changed Since Last Report)


                                   Copies to:
                                 Eric K. Graben
                     Wyche, Burgess, Freeman & Parham, P.A.
                         44 East Camperdown Way (29601)
                                  P.O. Box 728
                            Greenville, SC 29602-0728
                                 (864) 242-8200

ITEM 2: ACQUISITION OR DISPOSITION OF ASSETS.

     On May 9, 2000, the Company acquired HomeSense Financial Corporation and certain affiliated companies by their merger with and into the Company's wholly-owned subsidiary HomeGold, Inc., which was the surviving company. This acquisition was reported under Item 5 of Part II of the Company Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2000 filed with the Commission on May 15, 2000 in lieu of filing a Current Report on Form 8-K to report the acquisition. The audited combined financial statements of HomeSense Financial Corporation and Affiliates for the year ended March 31, 2000 were not included in such quarterly report and are set forth below.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS


(a) Financial Statements of the Businesses Acquired. HomeSense Financial Corporation's audited financial statements the year ended March 31, 2000.

                         HOMESENSE FINANCIAL CORPORATION
                                 AND AFFILIATES

                     REPORT ON COMBINED FINANCIAL STATEMENTS

                        FOR THE YEAR ENDED MARCH 31, 2000

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors
HomeSense Financial Corporation and Affiliates
Columbia, South Carolina


                We have audited the accompanying combined balance sheet of HomeSense Financial Corporation and Affiliates as of March 31, 2000 and the related combined statements of operations, shareholders' deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The combined financial statements of HomeSense Financial Corporation and Affiliates at March 31, 1999 were audited by other auditors whose report, dated June 29, 1999, expressed an unqualified opinion.

                We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

                In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of HomeSense Financial Corporation and Affiliates as of March 31, 2000, and the combined results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.



                        /s/ Elliott Davis & Company, LLP


June 23, 2000



                                            HOMESENSE FINANCIAL CORPORATION AND AFFILIATES
                                                        COMBINED BALANCE SHEET
                                                            MARCH 31, 2000


                                                                          ASSETS


Cash                                                                                                       $       873,797

Mortgage notes receivable held for sale                                                $     34,453,137
    Allowance for credit losses                                                                (100,000)
    Deferred loan fees                                                                       (1,109,679)
    Deferred loan costs                                                                          72,688         33,316,146
                                                                                       ----------------

Loans to shareholder                                                                                             6,945,340

Property and equipment, net                                                                                      4,943,720

Real estate acquired through foreclosure                                                                           649,683

Prepaid expenses and other                                                                                         177,337
                                                                                                           ---------------
                                                                                                           $    46,906,023
                                                                                                           ===============

                                                LIABILITIES AND SHAREHOLDERS' DEFICIT

Warehouse lines of credit                                                                                  $    28,912,692

Operating lines of credit                                                                                        2,017,548

Notes payable                                                                                                    2,862,951

Loans closed but not funded                                                                                      6,286,160

Capital lease obligations                                                                                          433,211

Accounts payable, accrued expenses and
    accrued interest payable                                                                                     2,236,583

Advance from affiliated company (Note 10)                                                                        4,000,000

Minority interest                                                                                                  368,271

Shareholders' equity (deficit)
    Common stock                                                                       $         36,603
    Additional paid-in capital                                                                3,125,570
    Accumulated deficit                                                                      (3,373,566)          (211,393)
                                                                                       ----------------    ---------------
                                                                                                           $    46,906,023
                                                                                                           ===============








The accompanying notes are an integral part of this combined financial statement.



                                            HOMESENSE FINANCIAL CORPORATION AND AFFILIATES
                                                   COMBINED STATEMENT OF OPERATIONS
                                                  For the year ended March 31, 2000



REVENUES
    Origination fees                                                                                       $     9,989,464
    Gain on sale of loans                                                                                       14,407,225
    Interest income                                                                                              2,403,231
                                                                                                           ---------------

       Total revenues                                                                                           26,799,920

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
    Salaries and employee benefits                                                     $      15,660,951
    Advertising and promotion                                                                  3,450,370
    General and administrative                                                                 2,257,295
    Data processing and telecommunications                                                       961,094
    Occupancy                                                                                  1,516,459
    Depreciation and amortization                                                                598,274        24,444,443
                                                                                       -----------------   ---------------
       Income from operations                                                                                    2,355,477

INTEREST EXPENSE                                                                                                 2,687,166
                                                                                                           ---------------

       Loss before minority interest                                                                              (331,689)

MINORITY INTEREST IN NET INCOME OF AFFILIATES                                                                     (103,507)
                                                                                                           ---------------

       Net loss                                                                                            $      (435,196)
                                                                                                           ===============








The accompanying notes are an integral part of this combined financial statement.



                                            HOMESENSE FINANCIAL CORPORATION AND AFFILIATES
                                             COMBINED STATEMENT OF SHAREHOLDERS' DEFICIT
                                                  For the year ended March 31, 2000


                                                                                                          Total
                                                                Additional                            Shareholders'
                                               Common            Paid-in         Accumulated             Equity
                                                Stock            Capital           Deficit              (Deficit)



BALANCE, MARCH 31, 1999,
    AS PREVIOUSLY REPORTED               $       36,603       $  1,619,467       $  334,862            $ 1,990,932

       Prior period adjustments
          (Note 9)                                    -                  -         (971,968)              (971,968)
                                          -------------       ------------       -----------           ------------

BALANCE, MARCH 31, 1999,
    AS RESTATED                                  36,603          1,619,467         (637,106)             1,018,964

       Capital contributions                          -          1,506,103                -              1,506,103

       Distributions to majority shareholders         -                  -       (2,301,264)            (2,301,264)

       Net loss                                       -                  -         (435,196)              (435,196)
                                          -------------       ------------       -----------          -------------

BALANCE, MARCH 31, 2000                   $      36,603       $  3,125,570      $(3,373,566)          $   (211,393)
                                          =============       ============      ============          =============














The accompanying  notes are an integral part of this combined financial statement.



                                            HOMESENSE FINANCIAL CORPORATION AND AFFILIATES
                                                   COMBINED STATEMENT OF CASH FLOWS
                                                  For the year ended March 31, 2000


OPERATING ACTIVITIES
    Net loss                                                                                               $     (435,196)
    Adjustments to reconcile net loss to net
       cash used for operating activities
       Minority interest in net income of affiliates                                                               103,507
       Depreciation and amortization                                                                               598,274
       Loans originated with intent to sell                                                                   (425,745,593)
       Proceeds from loans sold                                                                                410,017,937
       Provision for credit losses                                                                                  30,000
       Loss on sale of property and equipment                                                                        8,011
       Changes in operating assets and liabilities:
           Deferred loan fees                                                                                      649,514
           Deferred loan costs                                                                                     (72,688)
           Real estate acquired through foreclosure                                                               (447,983)
           Amount due from affiliate                                                                               593,130
           Prepaid expenses and other                                                                              153,817
           Loans closed but not funded                                                                           2,538,431
           Accounts payable, accrued expenses and accrued interest payable                                         517,484
                                                                                                           ---------------
                Net cash used for operating activities                                                         (11,491,355)
                                                                                                           ---------------
INVESTING ACTIVITIES
    Proceeds from sale of property and equipment                                                                   154,500
    Purchase of property and equipment                                                                          (1,036,431)
    Proceeds from matured certificate of deposit                                                                 2,484,232
    Loans to shareholders                                                                                       (4,947,129)
                                                                                                           ---------------
              Net cash used by investing activities                                                             (3,344,828)
                                                                                                           ---------------
FINANCING ACTIVITIES
    Advances under warehouse lines of credit                                                                   424,772,687
    Payments on warehouse lines of credit                                                                     (410,529,740)
    Net payments on operating lines of credit                                                                   (3,433,986)
    Proceeds from capital lease obligations                                                                        123,570
    Payments on capital lease obligations                                                                         (227,008)
    Proceeds from notes payable                                                                                  1,387,847
    Payments on notes payable                                                                                     (197,696)
    Advance from affiliated company                                                                              4,000,000
    Capital contributions                                                                                        1,506,103
    Distributions to shareholders                                                                               (2,710,433)
                                                                                                           ---------------

              Net cash provided by financing activities                                                         14,691,344
                                                                                                           ---------------
              Net decrease in cash                                                                                (144,839)
CASH, BEGINNING OF YEAR                                                                                          1,018,636
                                                                                                           ---------------
CASH, END OF YEAR                                                                                          $       873,797
                                                                                                           ===============

CASH PAID FOR
    Interest                                                                                               $     2,470,068
                                                                                                           ===============
NONCASH ACTIVITIES
    Property acquired through foreclosure                                                                  $       742,750
                                                                                                           ===============

The accompanying notes are an integral part of this combined financial statement.

                 HOMESENSE FINANCIAL CORPORATION AND AFFILIATES
                     NOTES TO COMBINED FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ACTIVITIES
------------------------------------------------------------------

           HomeSense Financial Corporation and its affiliated companies, headquartered in Lexington, South Carolina, (collectively "HomeSense" or the "Company") operates in the sub-prime residential mortgage business. HomeSense originates, purchases, and services first and second lien mortgage loan products and typically sells the mortgages it originates in whole-loan sales within sixty days of origination. The Company's principal loan product is a debt consolidation loan, which is secured by a first lien on real estate. HomeSense was founded May 2, 1989 as Equitable Mortgage Corp. In 1996 its name was changed to Equitable Mortgage Corp. of Columbia, and in 1998 to HomeSense Financial Corp. HomeSense utilizes a multi-channel distribution system including eight retail branches, a centralized retail call center in Columbia, and wholesale account executives who work from their homes and call on independent mortgage brokers. The retail operations market under the name HomeSense, while the wholesale group operates under the name of EMMCO.

Basis of presentation
   The accompanying combined financial statements include the accounts of the following companies each privately wholly-owned by the Company's majority shareholder, except for EMMCO, the Mortgage Service Station, Inc. and Doc-Write, Inc., which are principally owned by the majority shareholder. The minority interest recorded in the accompanying combined financial statements represents the net equity and operations of the combined companies owned by parties other than the majority shareholder.

                                                                                                Common               Shares
                                                                                                 Stock             issued and
                Company                                                                        Authorized          outstanding

   HomeSense Financial Corporation of Alabama                                                      1,000              1,000
   HomeSense Financial Corporation of Asheville                                                    1,000              1,000
   HomeSense Financial Corporation of Baton Rouge                                                  1,000              1,000
   HomeSense Financial Corporation of Charleston                                                 100,000              1,000
   HomeSense Financial Corporation of Charlotte                                                  100,000              1,000
   HomeSense Financial Corporation of Cleveland                                                    1,000              1,000
   HomeSense Financial Corporation of Columbia                                                     1,000              1,000
   HomeSense Financial Corporation of Illinois                                                     1,000              1,000
   HomeSense Financial Corporation of Indiana                                                      1,000              1,000
   HomeSense Financial Corporation of Jackson                                                      1,000              1,000
   HomeSense Financial Corporation Little Rock                                                     1,000              1,000
   HomeSense Financial Corporation Maine                                                           1,000              1,000
   HomeSense Financial Corporation Memphis                                                         1,000              1,000
   HomeSense Financial Corporation Missouri                                                        1,000              1,000
   HomeSense Financial Corporation New Jersey                                                      1,000              1,000
   HomeSense Financial Corporation New York                                                        1,000              1,000
   HomeSense Financial Corporation Orlando                                                         1,000              1,000
   HomeSense Financial Corporation Pennsylvania                                                    1,000              1,000
   HomeSense Financial Corporation Savannah                                                        1,000              1,000
   HomeSense Financial Corporation Texas                                                           1,000              1,000
   HomeSense Financial Corporation Virginia                                                        1,000              1,000
   HomeSense Financial Corporation West Virginia                                                   1,000              1,000
   HomeSense Financial Corporation II                                                             10,000              1,000
   HomeSense Financial Management Corporation                                                    100,000              1,000
   Columbia Media Corporation                                                                    100,000              1,000

-----------------------------------------------------------------------------

                                                                                                Common               Shares
                                                                                                 Stock             issued and
            Company                                                                           Authorized           outstanding
            -------                                                                           ----------           -----------

HomeSense Financial Loan Center Corporation                                                        1,000              1,000
Mortgage Avenue Corporation                                                                        1,000                  1
Doc-Write, Inc.                                                                                    1,000              1,000
EMC Training Corporation                                                                           1,000              1,000
EMC Underwriting Corporation                                                                       1,000              1,000
EMC Holding Corporation                                                                            1,000              1,000
EMMCO, The Mortgage Service Station, Inc.                                                      1,000,000             10,000
EMMCO, The Mortgage Service Station of Texas, Inc.                                             1,000,000                  1
EMMCO, The Mortgage Service Station of Alabama, Inc.                                               1,000                  1

   All significant intercompany balances and transactions have been eliminated in combination.

Cash
   The Company places its temporary cash investments with high credit quality financial institutions. At times such investments may be in excess of the FDIC insurance limits.

Mortgage notes receivable held for sale
   Loans receivable held for sale are carried at the lower of aggregate cost or market.

Allowance for credit losses
   The allowance for credit losses is based on management's ongoing evaluation of the loan portfolio and reflects an amount that, in management's opinion, is adequate to absorb inherent losses in the existing portfolio. In evaluating the portfolio, management takes into consideration numerous factors including delinquencies, current economic conditions, prior loan loss experience, the composition of the serviced loan portfolio, and management's estimate of anticipated credit losses. Management considers the year-end allowance appropriate and adequate to cover inherent losses in the loan portfolio; however, management's judgment is based upon a number of assumptions about future events, which are believed to be reasonable. Actual results could differ from these estimates. Thus, there can be no assurance that charge-offs in future periods will not exceed the allowance for credit losses or that additional increases in the allowance for credit losses will not be required.

Real estate acquired though foreclosure
   Real estate acquired through foreclosure represents properties that have been acquired through actual foreclosures or deeds received in lieu of loan payments. These assets are recorded at the lower of the carrying value of the loans or the estimated fair value of the related real estate, net of estimated selling costs.

Property and equipment
   Property and equipment is stated at cost. Depreciation is computed principally by the straight-line method over the estimated useful lives of the assets. Estimated lives are 7 to 25 years for building and improvements and 3 to 10 years for furniture, fixtures, equipment and vehicles. Equipment and furniture under capital lease obligations is amortized using the straight-line method over the shorter period of the lease term or the estimated useful life of the equipment.

Loans closed but not funded
   Loans closed but not funded represents loans that have closed with the loan receivable and corresponding origination fees recorded in the accompanying combined financial statements, but which have not yet been funded to the borrower or advanced to HomeSense on a warehouse line.

-----------------------------------------------------------------------------

Revenue recognition
   Origination fees charged on closed loans are deferred and are recorded as deferred loan fees in the HomeSense combined balance sheet until the sale of the loans to third parties when they are recorded as period income. Gains on sales of loans are recorded when the loans are sold to third parties as the difference between book value and the sales proceeds. Mortgage loans are sold servicing released and on a non-recourse basis, with customary representations and warranties. In connection with the sale of mortgage loans, the Company receives cash premiums.

Advertising costs
   Advertising expense is primarily the costs of telemarketing and direct mail solicitation and is recorded as expense in the period in which the solicitations are mailed. The Company incurred advertising expense of $3,450,370 during fiscal year 2000.

Estimates
   The preparation of combined financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the Company's financial position and results of operations and disclosure of contingent assets and liabilities at the time of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from these estimates.

Income taxes
   The Company, with the consent of its shareholders, has elected to be taxed as an S corporation for federal and state income tax purposes. Under this election, the Company's income, deductions and credits are reported by its shareholders on their individual income tax returns. For income tax purposes, the Company uses a calendar year-end.


NOTE 2 - PROPERTY AND EQUIPMENT
-------------------------------

   Land                                                         $       540,223
   Building and land improvements                                     2,405,586
   Equipment                                                          1,717,555
   Furniture and fixtures                                               769,242
   Vehicles                                                             635,241
                                                                 ---------------
                                                                       6,067,847
   Less accumulated depreciation                                     (1,124,127)
                                                                 ---------------
   Property and equipment, net                                  $     4,943,720
                                                                 ===============

           Depreciation  and  amortization  expense  totaled  $598,274 in fiscal
2000.


NOTE 3 - WAREHOUSE LINES OF CREDIT
----------------------------------

     Warehouse line of credit in the amount of $15,000,000  with interest at the bank's  prime rate plus .5 percent  (9.5  percent at March 31,  2000) and principal due in full on June 30, 2000.  This loan is  collateralized  by mortgage notes receivable held for sale and personally  guaranteed by the
       Company's majority shareholder.  The line contains certain covenants, all
       of which have not been met at March 31, 2000. (see Note 10).                         $  6,674,289




NOTE 3 - WAREHOUSE LINES OF CREDIT, Continued
---------------------------------------------

Warehouse line of  credit in the  amount of  $25,000,000  with  interest  at the bank's  prime rate  plus .25 percent  (9.25  percent at March 31,  2000) and principal  due in full on demand but no later than March 31, 2000. This loan is collateralized  by mortgage notes receivable held for sale and personally
    guaranteed by the  Company's majority shareholder.                                       11,929,447

Warehouse bank line of credit in the amount of $30,000,000  with interest at the bank's  prime rate plus .25  percent  (9.25  percent at March 31,  2000) and principal due in full on September 30, 2000. This loan is  collateralized by the  mortgage  note  receivable  held for sale.  The line  contains  certain covenants, all of which have not been met at March 31,
    2000.  (See Note 10).                                                                    10,308,956
                                                                                          -------------
                                                                                          $  28,912,692
                                                                                          =============

NOTE 4 - OPERATING LINES OF CREDIT
----------------------------------

Operating line of credit in the amount of $1,860,000 with interest due quarterly at 30 day  LIBOR  plus 2.5  percent  (8.79  percent  at March  31,  2000) and principal  due in full on  October 1, 2000.  This loan is  collateralized  by assignment  of a  $1,000,000  certificate  of deposit  held by the  Company's
   majority shareholder and all outstanding shares of HomeSense common stock.             $  1,860,000

Operating line of credit with interest due monthly at the bank's prime rate less
   .75 percent (8.25 percent at March 31, 2000) and principal due on November 2,
   2000.                                                                                       135,064

Uncollateralized bank line of credit in the amount of $35,000 with interest  due
    monthly at the bank's prime rate plus 6.75 percent   (15.5 percent  at March
    31, 2000).  Payment of this line of credit  is  guaranteed  by the Company's
    majority shareholder.                                                                       22,484
                                                                                          -------------
                                                                                          $   2,017,548
                                                                                          =============

NOTE 5 - NOTES PAYABLE
----------------------

Notepayable due in monthly  payments of $9,066 and bearing interest at the prime rate less a quarter  percent (8.75  percent at March 31, 2000);  matures May
    2003; collateralized by the Company's main office facility.                           $  2,440,656

Note payable due in monthly installments of $3,628 and bearing interest  at 8.25
    percent through October 2019, collateralized by a vehicle.                                 422,295
                                                                                          ------------
                                                                                          $  2,862,951
                                                                                          ============







---------------------------------

             Scheduled principal repayments on long-term debt are:

      For the year ended
           March 31,
      -------------------

             2001                                              $        117,831
             2002                                                       118,606
             2003                                                       119,447
             2004                                                     2,125,849
             2005                                                        12,558
             Thereafter                                                 368,660
                                                               ----------------
                                                               $      2,862,951
                                                               ================

NOTE 6 - CAPITAL LEASE OBLIGATIONS
----------------------------------

   The Company  has  incurred  capital  lease  obligations  under nine  separate leases, at varying rates of interest ranging from 12 percent to 21 percent, which are  collateralized  by leased equipment and furniture with a cost of approximately $752,000 and accumulated depreciation of approximately
     $226,000 at March 31, 2000.                                                                          $        433,211
                                                                                                          ================

           Scheduled principal repayments on capital lease obligations are:

      For the year ended
            March 31,
      ------------------

             2001                                                                                         $        256,783
             2002                                                                                                  160,486
             2003                                                                                                   52,939
             2004                                                                                                   43,235
             2005                                                                                                   11,016
                                                                                                          ----------------
                                                                                                                   524,459
    Less amount representing interest                                                                               91,248
                                                                                                          ----------------
                                                                                                          $        433,211
                                                                                                          ================

NOTE 7  - OPERATING LEASES
--------------------------

           The Company has entered into non-cancelable operating leases covering office facilities, equipment and vehicles expiring at various dates through 2003. Certain of the lease agreements provide for minimum annual rentals with provisions to increase the rent to cover increases in expenses of the lessor.
Rent expense under these lease agreements for the year ended March 31, 2000 totaled $917,692. The future minimum rental commitments under non-cancelable operating lease agreements having a remaining term in excess of one year at March 31, 2000 are:

    For the year ended
            March 31,

             2001                                                                                         $        324,476
             2002                                                                                                  246,319
             2003                                                                                                   30,802
                                                                                                          ----------------
                                                                                                          $        601,597
                                                                                                          ================

                                      -10-

NOTE 8 - 401(k) PLAN
--------------------

           The Company adopted a 401(k) plan in fiscal 1998. The plan covers all employees who are at least 21 years of age with one or more years of service. The Company's contribution is discretionary and no contributions were made during fiscal 2000.

NOTE 9 - PRIOR PERIOD ADJUSTMENTS
---------------------------------

           HomeSense previously recognized loan origination fees and related loan costs on the cash basis. In accordance with Statement of Financial Accounting Standards No. 91 "Accounting for Nonrefundable Fees and Costs
Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases," origination fees charged on closed loans and costs associated with loans held for sale should be deferred until the loans are sold. Accordingly, the company has recorded a prior period adjustment of $460,165 to increase the accumulated deficit at March 31, 1999 to reflect the deferral of origination fees and related costs on loans held for sale at March 31, 1999.

           Additionally, at March 31, 1999, the Company had accrued $511,803 of gains related to loans sold during April of 1999. A prior period adjustment of $511,803 has been recorded to recognize these gains during fiscal year 2000, which increased the accumulated deficit at March 31, 1999.

NOTE 10 - SUBSEQUENT EVENT
--------------------------

           HomeSense entered into a Reorganization Agreement dated February 29, 2000 with HomeGold Financial, Inc. ("HGFN"). HGFN is primarily engaged in the business of originating, selling, securitizing and servicing first and second lien residential mortgage loan products. Substantially all of HGFN's loans are made to sub prime borrowers. Effective May 9, 2000 and after shareholder approval, HomeSense was merged into one of HGFN's subsidiaries, HomeGold, Inc. The merger was recorded under the purchase method of accounting in accordance with generally accepted accounting principles. Subsequent to the merger, certain of the Company's warehouse lines were modified to extend to HGFN. Additionally, of the $6,945,340 loans to shareholders at March 31, 2000, $5,700,000 at the merger date was converted to a non-recourse promissory note between HGFN and the majority shareholder. The note bears interest at 7.5 percent per year and is due one year from the merger date. The note has been collateralized by a stock pledge agreement which pledged 4,560,000 shares of HGFN common and 5,700,000 shares of HGFN preferred stock as collateral.

           In conjunction with the merger, during March of 2000 HGFN advanced HomeSense $4,000,000 which was loaned by HomeSense to the majority shareholder prior to March 31, 2000. The payable to HGFN has been classified as an advance from affiliated company in the accompanying balance sheet.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             HOMEGOLD FINANCIAL, INC.

Date: March 13, 2001                         By:  /s/  Rhonda B. Johnson
      -------------------------                  -----------------------------
                                                 Rhonda B. Johnson
                                                 Executive Vice President
                                                 & Chief Financial Officer